PDL®

Third Quarter 2018 Financial Results Conference Call

November 6, 2018

Forward Looking Statements

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income, and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- Our ability to realize the benefits of our investment in Noden Pharma DAC and LENSAR, Inc.;
- The ability of PDL's licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;
- Failure to acquire additional sources of revenues sufficient to continue operations;
- Competitive or market pressures on our licensees, borrowers and royalty counterparties;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- Our ability to utilize our net operating loss carryforwards and certain other tax attributes;
- The outcome of litigation or disputes, including potential product liability; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

PDL

Assertio (Depomed) Royalties – Amended Agreement

- Original agreement:
  - In October 2013, PDL paid $240.5 million for 100% of royalties and milestones on sales of type 2 diabetes products until cash flows reached $481 million (two times original investment) after which proceeds would be split evenly between PDL and Depomed.
- Amended agreement:
  - PDL will now receive 100% of royalties and milestones beyond the $481 million mark, rather than split 50/50.
  - PDL paid $20 million for these additional royalty rights.
- PDL is very familiar with and has had great success with the Depomed assets.
- PDL has received cash returns of approximately $361 million from inception (October 2013) through September 2018.

PDL

Share Repurchase Programs

- Completed a $25 million program in July 2018
  - Since March 2017, we have repurchased 22.1 million shares for a total of $55.0 million.
    - Average repurchase share price of $2.49.
    - 146.0 million shares outstanding as of October 30, 2018.
- Announced a new $100 million share repurchase program on September 24, 2018.
- While our focus is on the strategic acquisition of biopharma assets, given the significant discount of PDL's stock price to its book value, we have implemented share repurchase programs to return value to shareholders.
- Will balance the stock repurchases with the opportunities of acquiring businesses or products.

PDL

Q3 18 Increase in Royalty Rights Fair Value Results in a Book Value Increase of $0.22 vs. Prior Quarter

PDL's book value for the period ending September 30, 2018 was $5.07



PDL's Book Value Per Share
$6.00
$5.75
$5.50
$5.25
$5.00
$4.75
$4.50
$4.25
$4.00
$3.75
$3.50
$3.25
$3.00
$2.75
$2.50
$2.25
$2.00
$1.75
$1.50
$1.25
$1.00
$0.75
$0.50
$0.25
$-
Sep-13
Dec-13
Mar-14
Jun-14
Sep-14
Dec-14
Mar-15
Jun-15
Sep-15
Dec-15
Mar-16
Jun-16
Sep-16
Dec-16
Mar-17
Jun-17
Sep-17
Dec-17
Mar-18
Jun-18
Sep-18

Does not include asset value of royalties from Queen et al patents.

PDL

Business Development Strategy Details

Pursuing transactions that:

- Generate profitable revenue growth;
- Deliver attractive risk/reward returns on our invested capital; and
- Leverage our expertise in the biopharma space.

Pursuing the following key categories:

- Products or companies that have the potential of generating growing, profitable revenue streams.
- Companies that have a strong commercial franchise that may be expanded through acquisitions.
- Technological platforms that may lead to multiple, differentiated product applications.
- Pre-commercialization products.

PDL

Noden: Focus on Profitability

- **Reported revenues on the Noden products for Q318 of $17.8 million.**
  - $9.7 million from U.S. sales and $8.1 million from ROW.
- **No update on Anchen's progress in developing a generic aliskiren.**
- **Noden planning an authorized generic version of Tekturna that will allow it to effectively compete should a generic competitor enter the market.**
- **Discontinued contract sales force and transitioned to a comprehensive program of non-personal promotion with Archer Healthcare.**
  - Reduced S&M expenses by $1.6 million in Q3 2018.
- **Q3 Noden was profitable**
  - GAAP Net Income of $4.1 million.
  - EBITDA of $5.6 million.
- **International sales of Rasilez tracking to plan; launch in China in 1H19.**

PDL

LENSAR Update

- **LENSAR reported revenues of $6.6 million in Q3 2018.**
  - 33 percent increase in product revenues over Q3 2017.
  - 13 percent increase over Q2 2018.
- **Q3 2018 GAAP net loss of approx. $900,000.**
  - Effectively break-even on an EBITDA basis.
- **7 LENSAR Laser Systems sold in Q3 2018.**



PDL

Third Quarter 2018 Financials

(In thousands, except per share amounts)	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
Royalties from Queen et al. patents	$ 533	$ 1,443	$ 4,534	$ 31,884
Royalty rights - change in fair value	42,184	35,353	66,117	132,224
Interest revenue	754	6,051	2,254	16,968
Product revenue, net	24,387	20,067	79,472	51,477
License and other	40	(165)	614	19,471
Total revenues	67,898	62,749	152,991	252,024
Cost of product revenue	11,926	5,565	37,016	12,632
Amortization of intangible assets	1,577	6,275	14,254	18,438
General and administrative expenses	13,211	11,989	39,401	35,853
Sales and marketing	3,469	4,994	14,367	11,194
Research and development	672	605	2,149	6,652
Impairment of intangible assets	-	-	152,330	-
Change in fair value of anniversary payment and contingent consideration	302	700	(22,433)	3,349
Total operating expenses	31,157	30,128	237,084	88,118
Operating income (loss)	36,741	32,621	(84,093)	163,906
Interest and other income, net	1,581	238	4,871	726
Interest expense	(2,866)	(5,096)	(9,262)	(15,082)
Gain (loss) on bargain purchase	-	(2,276)	-	3,995
Income (loss) before income taxes	35,456	25,487	(88,484)	153,545
Income tax expense (benefit)	9,900	4,755	(3,346)	65,180
Net income (loss)	25,556	20,732	(85,138)	88,365
Less: Net loss attributable to noncontrolling interests	-	-	-	(47)
Net income (loss) attributable to PDL's shareholders	$ 25,556	$ 20,732	$ (85,138)	$ 88,412
Net income (loss) per share - Basic	$ 0.18	$ 0.14	$ (0.58)	$ 0.56
Net income (loss) per share - Diluted	$ 0.18	$ 0.14	$ (0.58)	$ 0.56

PDL

Third Quarter 2018 Financials

	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
GAAP net income (loss) attributed to PDL's shareholders as reported	$ 25,556	$ 20,732	$ (85,138)	$ 88,412
Adjustments:				
Mark-to-market adjustment to fair value assets	(23,128)	(9,011)	(9,068)	(57,820)
Non-cash interest revenues	(79)	(670)	(229)	(823)
Non-cash stock-based compensation expense	2,596	939	4,814	3,014
Non-cash debt offering costs	1,834	2,801	5,745	8,195
Mark-to-market adjustment on warrants held	(40)	165	(114)	29
Impairment of intangible assets	-	-	152,330	-
Amortization of the intangible assets	1,577	6,275	14,254	18,438
Mark-to-market adjustment of anniversary payment and contingent consideration	302	700	(22,433)	3,349
Income tax effect related to above items	3,689	(224)	(18,374)	10,888
Total adjustments	(13,249)	975	126,925	(14,730)
Non-GAAP net income	$ 12,307	$ 21,707	$ 41,787	$ 73,682

PDL

Third Quarter 2018 Financials

Condensed consolidated balance sheet (unaudited)	**September 30, 2018**	**June 30, 2018**	**December 31, 2017**
Cash, cash equivalents and investments	$ 400,984	$ 395,653	$ 532,114
Total notes receivable	$ 70,966	$ 70,887	$ 70,737
Royalty rights - at fair value	$ 378,291	$ 335,163	$ 349,223
Intangible assets, net	$ 52,895	$ 54,472	$ 215,823
Total assets	$ 984,427	$ 945,995	$ 1,243,123
Convertible notes payable	$ 122,780	$ 120,945	$ 243,481
Total stockholders's equity	$ 739,387	$ 712,628	$ 845,890

PDL